SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      May 29, 2002
(Date of earliest event reported)  (May 29, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

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Item 5.  Other Events

On May 29, 2002, the Registrant issued the following press release:

CTC Communications Now Offering Local Dial Tone Services in Albany, New York WALTHAM, Mass.--May 29, 2002--

-The Company Activates Local Dial Tone for Albany Businesses on its Packet-Based PowerPath(R) Network and is Migrating Existing Customers to Its Company Owned Fiber Facilities-

CTC Communications Group Inc. (CTC)(Nasdaq NM: CPTL) announced it is now providing customers local dial tone services through access to its high-speed fiber via the Company's packet-based PowerPath(R) Network for customers in the Albany, New York area.

Robert J. Fabbricatore, Chairman of the Board and Chief Executive Officer of CTC, reported that Albany, joins Rhode Island, Maine, Massachusetts, New Hampshire and Buffalo, New York, as the latest market where CTC is offering packet-based local dial tone services. He also stated that the Company is continuing to install its fiber progressively throughout its current footprint in the Northeast and Mid-Atlantic States. The Company will then add local dial tone services in its target markets and expects that deployment will be completed by this fall.

Mr. Fabbricatore commented, "CTC is wrapping up the migration of our current customer base in Albany from leased interoffice facilities to the Company's owned fiber and new customers are currently being placed directly onto the Company's packet-based PowerPath(R) Network. CTC owned fiber not only reduces the dependence on leased interoffice facilities, but also substantially reduces CTC's network costs, improves our operating efficiency and reduces our provisioning intervals from 90 to approximately 30 days. Albany joins Buffalo, in upstate New York, where we are now provisioning local dial tone services on our network. When local services were made available in Buffalo our customers added the new local service to their contract more than 60% of the time and when local services were chosen, they also selected our long distance services 98% of the time."

Fabbricatore continued, "Local dial tone services combined with Company owned fiber facilities is integral to our business plan and establishes the CTC packet-based PowerPath(R) Network as a lower cost, 100% replacement for today's legacy voice and data networks. In addition, when a customer migrates from our off net service to our PowerPath(R) Network, CTC is able to reduce our customer costs while improving CTC margins from 20% to over 60%."

About CTC Communications

CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(R) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world--the Washington D.C. to Boston corridor. CTC was managing more than 607,000 access lines as of March 31, 2002.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the provision of local dial tone voice services, the deployment and activation of fiber access to the PowerPath(R) Network. reduced operating costs, reduced costs to customers, migration of customer's on-net and improved margins. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

                             #	#	#

Finance Contact:  John Pittenger	Media Contact:Alan Russell
		CTC COMMUNICATIONS		CTC COMMUNICATIONS
		781-466-1302  (t)			781-522-8731 (t)
		pitt@ctcnet.com			arussell@ctcnet.com
		www.ctcnet.com			www.ctcnet.com

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 29, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration